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Exhibit 23.4

CONSENT

        The undersigned hereby consents to be named in the Registration Statement to be filed by LifeWatch Corp. (the "Company") pursuant to the Securities Act of 1933, as amended, as a person who will become a director (and non-executive chairman of the board of directors) of the Company on or about January 1, 2007.

        IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 8th day of December, 2006.

/s/ JONATHAN T. LORD Jonathan T. Lord

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CONSENT